                                  Exhibit 11

                             Roslyn Bancorp, Inc.
               Statement re:  Computation of Per Share Earnings
                     (In thousands, except share amounts)

                                                                       Year Ended
                                                                    December 31, 1998
                                                                  ---------------------
Net income                                                        $        52,404
                                                                  ---------------------
Weighted average common shares outstanding                             38,436,760
                                                                  ---------------------
Basic earnings per common share                                   $          1.36
                                                                  =====================
Weighted average common shares outstanding                             38,436,760
                                                                  ---------------------
Potential common stock due to dilutive effect of stock options              6,178
                                                                  ---------------------
Total shares for diluted earnings per share                            38,442,938
                                                                  ---------------------
Diluted earnings per common share                                 $          1.36
                                                                  =====================